Exhibit 10.3
LOCKUP AGREEMENT
clickNsettle.com, Inc.
4400 Biscayne Boulevard
Suite 950
Miami, FL 33137
Ladies and Gentlemen:
     The undersigned, a holder of equity interests of Cardo Medical, LLC (“Company”), desires that the Company merge (the “Merger”) with and into a wholly-owned subsidiary of clickNsettle.com, Inc. (“Parent”). For good and valuable consideration, the undersigned is entering into this agreement (this “Lock-Up Letter Agreement”) and hereby irrevocably agrees that following the closing of the Merger, and until the second anniversary of closing of the Merger (the “Lock-Up Period End Date”), the undersigned will not, directly or indirectly:
     (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Parent’s Common Stock, par value $.001, or any other securities of Parent convertible into or exercisable or exchangeable for any shares of such Common Stock which are owned as of the date of this Lock-Up Letter Agreement (collectively, the “Shares”), including, without limitation, Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the U.S. Securities and Exchange Commission and Shares that may be issued upon exercise of any options or warrants, or securities convertible into or exercisable or exchangeable for Shares;
     (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Shares, whether any such transaction is to be settled by delivery of Shares or other securities, in cash or otherwise;
     (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Shares or any other securities of Parent; or
     (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date of the closing of the Merger and ending on the Lock-Up Period End Date.
     The restrictions on the actions set forth in sections (1) through (4) above shall not apply to: (a) transfers of Shares as a bona fide gift; (b) transfers of Shares to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; (c) transfers of Shares to any beneficiary of the undersigned pursuant to a will, trust instrument or other testamentary document or applicable laws of descent; (d) transfers of Shares to the Company; or (e) transfers of Shares to any entity directly or indirectly controlled by or under common control with the undersigned; provided that, in the case of any transfer or distribution pursuant to clause (a), (b), (c), (d) or (e) above, each donee, distributee or transferee shall sign and deliver to Parent, prior to such transfer, a lock-up agreement substantially in the form of this Lock-Up Letter Agreement.

For purposes of this Lock-Up Letter Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.
     In addition, the restrictions on the actions set forth in sections (1) through (4) above shall no loner apply to the Six Hundred Sixty-Seven Thousand Nine Hundred Forty-One (667,941) Shares (the “Merger Shares”) issued to the undersigned in connection with the closing of the Merger if the undersigned is terminated from his employment with the Company and/or the Parent without Cause (as defined below) at any time prior to the Lock-Up Period End Date. If the undersigned is terminated for Cause, or if the undersigned voluntarily terminates his employment or resigns from his positions with the Company, the Merger Shares shall continue to be subject to the restrictions set forth in sections (1) through (4) above. As used herein, the term “Cause” means an act or omission that constitutes fraud, deceit, intentional misconduct, a knowing violation of law, recklessness or gross negligence by the undersigned that materially and adversely has affected or affects the business of the Company and/or the Parent, a material breach by the undersigned of any of his obligations under any agreement with the Company and/or the Parent, or material nonperformance of his duties to the Company and/or the Parent.
     In furtherance of the foregoing, Parent and its transfer agent on its behalf are hereby authorized (i) to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement and (ii) to imprint on any certificate representing Shares a legend describing the restrictions contained herein.
     It is understood that if the Merger Agreement entered into in connection with the Merger has been terminated without the consummation of the Merger, this Lock-Up Letter Agreement shall be cancelled and of no further force and effect.
     The undersigned understands that the Company will proceed with the Merger in reliance on this Lock-Up Letter Agreement.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
     For the avoidance of doubt, nothing herein shall be understood to prevent the undersigned from taking any of the actions described in sections (1) through (4) above with respect to any shares of Parent’s Common Stock or other securities of Parent acquired by the undersigned through open market purchases consummated after the date of this Lock-Up Agreement.
     If the Parent agrees to enter into any agreement with any other holder (or effects a waiver with the same effect) of Shares who agreed to enter into a lock-up letter agreement with substantially the same terms as this Lock-Up Letter Agreement to permit such holder to sell Shares prior to the Lock-Up Period End Date, which sale would otherwise be restricted by this Lock-Up Letter Agreement, the Parent shall enter into a similar agreement with (or provide a similar waiver to) the undersigned to provide for the release of a proportionate number of Shares.
[Signature page follows]

Other than as set forth above, this Lock-Up Letter Agreement shall terminate upon the Lock-Up Period End Date. This Lock-Up Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware.

Very truly yours,
By:	/s/ Derrick Romine
	Name:	Derrick Romine
	Title:	Chief Financial Officer and Secretary

Dated: August 29, 2008

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